UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	001-49713	98-351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2004, Accenture SCA and its subsidiaries finalized the transfer of an aggregate of 944,574 Class I common shares to Accenture Ltd in connection with transactions related to the issuance by Accenture Ltd of 944,574 of Accenture Ltd’s Class A common shares delivered pursuant to outstanding awards made under Accenture Ltd’s stock incentive and employee share purchase plans. The Class I common shares were transferred in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve any public offering.

Subsequent to the filing by Accenture SCA of its third quarter Form 10-Q on July 9, 2004 and prior to August 23, 2004 (when revised reporting requirements became effective), Accenture SCA and its subsidiaries transferred 16,845,085 of Accenture SCA’s common shares to Accenture Ltd for similar purposes in unregistered transactions, resulting in an amount of shares in excess of 1% of the number of its outstanding Class I common shares having been transferred to Accenture Ltd since the filing of its third quarter Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2004

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner